EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-3 of our report dated January 29, 1994 appearing in Form 8-K of Applebee's International, Inc. dated May 15, 1995, on our audit of the financial statements of Pub Ventures of New England, Inc. as of December 31, 1993, and for the year then ended. We also consent to the reference to our firm under the caption "Experts."








Coopers & Lybrand L.L.P.
Boston, Massachusetts
May 15, 1995